As filed with the Securities and Exchange Commission on May 31, 1995
                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                                   CNS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    41-1580270
(State or other jurisdic-                           (I.R.S. Employer
  tion of incorporation                              Identification No.)
  or organization)

                                 1250 PARK ROAD
                              CHANHASSEN, MN 55317
             (Address of Principal Executive Offices and zip code)

                          ____________________________

                                   CNS, INC.
                                1994 STOCK PLAN
                            (Full title of the Plan)
                          ____________________________

                             Daniel E. Cohen, M.D.
                            Chief Executive Officer
                                 1250 Park Road
                              Chanhassen, MN 55317
                                 (612) 474-7600
                         (Name, address, including zip
                           code and telephone number
                             of agent for service)

                                    Copy to:

                                Patrick Delaney
                          Lindquist & Vennum P.L.L.P.
                                4200 IDS Center
                             Minneapolis, MN 55402
                                 (612) 371-3211


The index to exhibits is set forth on page 5.


                                          CALCULATION OF REGISTRATION FEE

                                                   Proposed             Proposed
Title of                                            Maximum              Maximum
Securities                    Amount               Offering             Aggregate             Amount of
to be                          to be                 Price              Offering            Registration
Registered                  Registered             Per Share              Price                 Fee
Common Stock,            500,000 shares            $33.3125(1)          $16,656,250(1)        $5,743.53
$.01 par value


       (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on May 25, 1995


                                     PART I

                    Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                    PART II

        Item 3.  Incorporation of Documents by Reference.

           The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

           (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994.

           (b) The Definitive Proxy Statement dated April 12, 1995 for the 1995 Annual Meeting of Shareholders.

           (c) The Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

           (d) The description of the Company's Common Stock as set forth in the Company's Form 8-A/A Registration Statement filed on May 31, 1995, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Item 4.  Description of Securities.

           Not applicable.

        Item 5.  Interests of Named Experts and Counsel.

           Patrick Delaney, Secretary of the Company, is a partner in Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

        Item 6.  Indemnification of Directors and Officers.

           The Company's Bylaws provide that any person who at any time shall serve or shall have served as a director, officer, employee or agent of the Company, and the heirs, executors and administrators of such person, shall be indemnified by the Company in accordance with, and to the fullest extent permitted by, the provisions of the Delaware General Corporation Law.

           Section 145 of the Delaware General Corporation Law provides the following:

           (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper.

           (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Item 7.  Exemption from Registration Claimed.

           Not applicable.

        Item 8.  Exhibits.

        Exhibit              Description

             4(a) CNS, Inc. 1994 Stock Plan (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-K for the year ended December 31,
                             1994).

             5(a)            Opinion and Consent of Lindquist & Vennum P.L.L.P.
                             as to the legality of the common stock
                             offered pursuant to the stock plan
                             referred to herein.

            23(a)            Consent of Lindquist & Vennum P.L.L.P. (included in
                             Exhibit 5(a))

            23(b) Consent of KPMG Peat Marwick LLP, independent public accountants

        Item 9.  Undertakings.

       (a)          The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                             (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chanhassen, State of Minnesota, on May 31, 1995.

                                              CNS, INC.


                                              By /s/ Daniel E. Cohen, M.D.
                                                     Daniel E. Cohen, M.D.
                                                     Chief Executive Officer


                               POWER OF ATTORNEY

                    The undersigned officers and directors of CNS, Inc. hereby constitute and appoint Daniel E. Cohen, M.D. and Richard E. Jahnke, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

                    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on May 31, 1995 in the capacities indicated.

        Signature


        /s/ Daniel E. Cohen
        Daniel E. Cohen, M.D.
        Chairman of the Board, Chief Executive
        Officer (principal executive officer),
        Treasurer and Director


        /s/ Richard E. Jahnke
        Richard E. Jahnke, President


        /s/ Ronald D. Cox
        Ronald D. Cox
        Vice President of Finance and Chief
        Financial Officer (principal financial
        and accounting officer)


        /s/ Frederick T. Strobl, M.D.
        Frederick T. Strobl, M.D.,
        Secretary and Director


        /s/ Patrick Delaney
        Patrick Delaney, Director


        /s/ R. Hunt Greene
        R. Hunt Greene, Director


        /s/ Andrew J. Greenshields
        Andrew J. Greenshields, Director


        /s/ Richard W. Perkins
        Richard W. Perkins, Director